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R-__                                              $
CUSIP:


               ASSOCIATES FIRST CAPITAL CORPORATION

        PUTTABLE RESET SECURITIES PURS(SM) DUE APRIL 5, 2009


THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY") TO THE COMPANY OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


PRINCIPAL AMOUNT:


Maturity Date:           April 5, 2009; subject to mandatory repayment of
                         principal to the Holder hereof pursuant to the Call
                         Option and Put Option described below under "Call
                         Option; Put Option"


CALL/PUT OPTION:         The Notes may be called by the Callholder (as defined
                         below) prior to Maturity, as described below under "Call Option; Put Option." The Notes may be repaid pursuant to the Put Option prior to Maturity as described below under "Call Option; Put Option"


DATED DATE:              October 5, 1998


INTEREST PAYMENT DATES:  For the period from and including October 5, 1998 to but excluding April 5, 1999 (the "Floating Rate Period"): the fifth day of each month; and for the period from and including April 5, 1999 to but excluding April 5, 2009: April 5 and October 5 of each year, and, in any case, at Maturity


REGULAR RECORD DATES:    During the Floating Rate Period, close of business on
                         the Business Day (as defined below) immediately preceding each Interest Payment Date; from and including the Coupon Reset Date (as defined below), close of business on the date 15 days next preceding each Interest Payment Date (whether or not a Business
                         Day)

OPTION CALCULATION
     AGENT:              Goldman, Sachs & Co.

LIBOR CALCULATION
     AGENT:              The Chase Manhattan Bank


     ASSOCIATES FIRST CAPITAL CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount set forth on the face hereof on the Maturity Date set forth on the face hereof, and to pay interest thereon, at the interest rates determined in the manner described below under "Interest During Floating Rate Period" and "Coupon Reset Process After the Floating Rate Period" from the Dated Date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates set forth on the face hereof and at Maturity, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Note (or one or more Predecessor Securities as defined in said Indenture) is registered at the close of business on the Regular Record Date for such Interest Payment Date as set forth on the face hereof; provided, however, interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a record date ("Special Record Date") not less than 10 days prior to the date fixed by the Trustee for payment of such defaulted interest, notice of which Special Record Date shall be given to Holders of Notes not less than 15 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose at the Corporate Trust Office of the Trustee, or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) payment of interest will be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if appropriate wire transfer instructions have been received in writing by the Trustee at its Corporate Trust Office or at its corporate trust facility in the Borough of Manhattan, The City of New York, not later than five Business Days prior to the record date for an applicable Interest Payment Date, by wire transfer of immediately available funds; (ii) payment of principal hereof at Maturity and any interest due upon Maturity will be made in immediately available funds upon surrender of this Note at the Corporate Trust Office of the Trustee or at the corporate trust facility of the Trustee located in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate; and (iii) notwithstanding the foregoing, if indicated on the face hereof that this Note is a Global Security, payments in respect of the Notes (including principal and interest) will be made by wire transfer of immediately available funds to the account of the Depositary as specified by the Depositary.

     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $500,000,000, all such Securities issued and to be issued under an indenture dated as of September 1, 1998 (hereinafter called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and of the Company. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as Puttable Reset Securities PURSSM due April 5, 2009 (the "Notes").


Interest During Floating Rate Period

     During the Floating Rate Period, interest on the Notes will be payable on the fifth day of each month (each an "Interest Payment Date"), commencing on November 5, 1998, and at Maturity, if any, during such period, except that if any such Interest Payment Date falls on a day that is not a Business Day (as defined below), such Interest Payment Date will be the next day that is a Business Day unless it would thereby fall into the next calender month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

     During the Floating Rate Period, the rate of interest for each Interest Period (as defined below) is the One-Month LIBOR Rate plus .03%.

     The "One-Month LIBOR Rate" for an Interest Period means a rate equal to the Floating Rate (as defined in the ISDA Definitions, which is defined below) that would be determined by the LIBOR Calculation Agent (as defined below) under an interest rate swap transaction if the LIBOR Calculation Agent were acting as Calculation Agent (as defined in the ISDA Definitions) for that swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

            (i)  the Floating Rate Option (as defined in the ISDA
                 Definitions) is USD-LIBOR-BBA;

           (ii) the Designated Maturity (as defined in the ISDA Definitions) is one month; and

           (iii) the Reset Date (as defined in the ISDA Definitions) is the first day of that Interest Period.

     During the Floating Rate Period, interest on the Notes will be paid to the persons in whose names the Notes are registered at the close of business on the Business Day immediately preceding any Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the persons to whom the principal of such Notes shall be payable.

     During the Floating Rate Period, interest payments for the Notes shall be the amount of interest accrued from the date of issue or from the last date to which interest has been paid to, but excluding, the Interest Payment Date or Maturity, as the case may be. During the Floating Rate Period, interest is computed by dividing the actual number of days in the Interest Period by 360.

     "Business Day" means any day that is not a Saturday or Sunday, and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated by law to close.

     "Interest Period" means (i) the period from and including October 5, 1998, to but excluding the first Interest Payment Date, and (ii) each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date or at Maturity, as the case may be.

     "ISDA Definitions" means the 1991 ISDA Definitions, as amended and updated as of the date hereof, published by the International Swaps and Derivatives Association, Inc.

     "USD-LIBOR-BBA" means that the rate for a Reset Date will be the rate for deposits in U.S. Dollars for a period of the Designated Maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding that Reset Date. If such rate does not appear on the Telerate Page 3750, the rate for that Reset Date will be determined as if the parties had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option. "USD-LIBOR-Reference Banks" means that the rate for a Reset Date will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks (as defined in the ISDA Definitions) at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding that Reset Date to prime banks in the London interbank market for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount (as defined in the ISDA Definitions). The LIBOR Calculation Agent (as defined below) will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the LIBOR Calculation Agent, at approximately 11:00 a.m., New York City time, on that Reset Date for loans in U.S. Dollars to leading European banks for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount.

     The Chase Manhattan Bank shall be the initial LIBOR Calculation Agent (the "LIBOR Calculation Agent") hereunder. During the Floating Rate Period, the LIBOR Calculation Agent will notify the Company and the Trustee of each determination of the interest rate applicable to the Notes promptly after such determination is made. The Trustee will, upon the request of the Holder of any Note, provide the interest rate then in effect and, if different, the interest rate which will become effective as a result of the determination made with respect to the most recent Interest Determination Date (which shall be the second London Banking Day preceding the relevant Reset Date)with respect to such Note. The Trustee will not be responsible for determining the interest rate applicable to any Note.

Call Option; Put Option

          (A) Call Option. Goldman, Sachs & Co., or any successor and assign (in such capacity, the "Callholder"), has the right to purchase the Notes, in whole but not in part (the "Call Option"), at a price equal to 100% of the principal amount thereof (the "Call Price"), on April 5, 1999 (the "Coupon Reset Date"). In the event the Callholder exercises its rights under the Call Option, (i) the Callholder shall deliver the Call Price in immediately available funds to the Trustee not later than 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date (and all interest accruing on the Call Price from the time of deposit to the Coupon Reset Date shall be for the benefit of the Callholder); (ii) on the Coupon Reset Date, the Holders of the Notes shall be required to deliver the Notes to the Callholder in exchange for the Call Price through the facilities of DTC and
(iii) the Company shall, on the Coupon Reset Date, pay interest accrued to, but excluding the Coupon Reset Date to Holders of Notes as of the most recent Regular Record Date. In such event, all of the Notes will be delivered to the account of the Trustee by book-entry through the facilities of the Depository, and the Trustee will make payment to the Depositary participant of each beneficial owner's Notes, by book-entry through the Depositary by the close of business on the Coupon Reset Date. No holder of Notes shall have any rights or claims against the Callholder as a result of the Callholder purchasing or not purchasing the Notes.

               (1) Notice. The Callholder must deliver irrevocable, written notice (the "Call Notice") to the Trustee of its exercise of the Call Option prior to 4:00 p.m., New York time, no later than fifteen (15) calendar days prior to the Coupon Reset Date.

               (2) Termination of Call Option.

     The Call Option and the obligation of the Callholder to pay the Call Price is subject to termination upon the occurrence of various events and conditions, including the following:

     (a) If the Company shall not have caused the Notes to be registered under the Securities Act of 1933, as amended, so as to permit the resale of the Notes on the Coupon Reset Date, unless such registration shall be unnecessary in the opinion of counsel to the Company and counsel to the Callholder, then (y) the Call Option shall automatically terminate and (z) the Trustee will exercise the Put Option on behalf of the holders of the Notes. If the Option Calculation Agent determines that (i) since the date of the Call Notice, a Market Disruption Event (as defined below) has occurred and is continuing or (ii) fewer than three Dealers have provided firms Bids (as described and defined below under "Coupon Reset Process After the Floating rate Period")in a timely manner pursuant to participation agreements satisfactory to the Callholder substantially as described below (a "Failed Remarketing"), the steps contemplated under "Coupon Reset Process After the Floating Rate Period" below will be taken on the next Business Day on which the Option Calculation Agent determines that no Market Disruption Event or Failed Remarketing has occurred and is continuing. If the Option Calculation Agent determines that a Market Disruption Event or a Failed Remarketing has occurred and is continuing for the number of consecutive Business Days specified by the Company in the Bid Request Notice (as defined below) in the period ending not later than the third Business Day prior to the Coupon Reset Date, then, unless the Company and the Callholder otherwise agree, (y) the Call Option shall automatically terminate and (z) the Trustee will exercise the Put Option on behalf of the holders of the Notes. "Market Disruption Event" means any of the following: (i) trading generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited, (ii) trading in the Company's securities on the New York Stock Exchange has been suspended or materially limited, (iii) a banking moratorium shall have been declared by Federal or New York authorities or (iv) there shall have occurred an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress or other calamity or crisis and, in the case of any such event specified in clauses (i) through (iv) above, the effect of such event, in the Callholder's reasonable judgment, makes it impractical or inadvisable to proceed with the completion of the purchase of the Notes pursuant to the Call Option.

     (b) If an Event of Default (as defined in the Indenture) shall have occurred and be continuing, then (y) the Callholder may, by written notice to the Company, terminate the Call Option and (z) the Trustee will exercise the Put Option on behalf of the holders of the Notes.

     (c) If the Callholder does not pay the Call Price by 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date, then (i) the Call Option shall immediately terminate and (ii) the Trustee will exercise the Put Option on behalf of the holders of the Notes. No Holder of Notes shall have any rights or claims against the Callholder as a result of the Callholder purchasing or not purchasing the Notes.

               (3) Successors and Assigns. The Callholder may at any time assign its rights and obligations under the Call Option; provided that (i) it assigns its rights and obligations in whole and not in part and (ii) it provides the Trustee with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee agrees to treat the assignee as Callholder for all purposes hereunder. The Callholder may assign its rights under the Call Option without notice to, or consent of, the Holder.

          (B) Put Option. If the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee not later than 2:00 p.m. New York time on the Business Day prior to the Coupon Reset Date, the Trustee shall exercise for and on behalf of the Holder the option to put the Notes to the Company (the "Put Option"). Upon exercise of the Put Option, the Company shall purchase all of the Notes on April 5, 1999, at a purchase price equal to 100% of the principal amount thereof (the "Put Redemption Price"). The Put Option will be deemed to be exercised automatically by the Trustee, on behalf of the Holder, if the Callholder does not purchase Notes pursuant to the Call Option. If the Trustee exercises the Put Option, the Company will deliver the Put Redemption Price to the Trustee, together with the accrued and unpaid interest due on April 5, 1999, by no later than 12:00 noon New York time on the Coupon Reset Date and the Holder will be required to deliver the Notes to the Company against payment therefor on the Coupon Reset Date through the facilities of the Depositary. No Holder of any Notes or any interest therein has the right to notice of, or to consent or object to the Trustee's duty to exercise the Put Option.

Coupon Reset Process After the Floating Rate Period

     (A) If the Callholder has exercised the Call Option in accordance with the procedures set forth under "Call Option; Put Option" above, the Company and Goldman, Sachs & Co., or its successor and assign (the "Option Calculation Agent") shall complete the following steps (the "Coupon Reset Process"), except to the extent they otherwise agree, in order to determine the interest rate to be paid on the Notes from and including such Coupon Reset Date to
Maturity:

               (1) The Company shall provide the Option Calculation Agent with a notice (the "Bid Request Notice"), no later than eight Business Days prior to the Coupon Reset Date, containing (i) the names and addresses of five dealers (the "Dealers" and, individually, a "Dealer") from which it desires the Option Calculation Agent to obtain the Bids (as defined below) for the purchase of the Notes (the "Dealer List"); so long as Goldman, Sachs & Co. is the Callholder, Goldman, Sachs & Co. shall be one of the Dealers if it so requests, (ii) the date on which the Company desires the Calculation Agent to request Bids (as defined below) from the Dealers (the "Bid Request Date"), which date shall be no earlier than seven Business Days prior to the Coupon Reset Date, (iii) the date on which the Company desires the Dealers to submit Bids (the "Bid Date"), which date shall be no later than three Business Days prior to the Coupon Reset Date and (iv) the number of Business Days to be used by the Option Calculation Agent in determining whether a Market Disruption Event or a Failed Remarketing has occurred and is continuing for purposes of completing the purchase of the Notes pursuant to the Call Option as described in clause (a) of "Call Option; Put Option -- Termination of the Call Option" above.

               (2) On the Bid Request Date, the Option Calculation Agent shall provide to each Dealer on the Dealer List (a) a copy of the Prospectus dated September 18, 1998 and a copy of the Prospectus Supplement dated September 28, 1998, relating to the offering of the Notes; (b) a copy of the form of Notes and (c) a written request that each such Dealer submit a Bid to the Option Calculation Agent by 12:00 noon, New York time (the "Bid Deadline"), on the Bid Date. "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase of all of the Notes, settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to Maturity on the Notes ("Yield to Maturity"). Each Dealer shall be provided with
(i) the name of the Company, (ii) an estimate of the Purchase Price (as defined below) (which shall be stated as a US Dollar amount and be calculated by the Option Calculation Agent in accordance with clause (3) below),
(iii) the principal amount and Maturity of the Notes and (iv) the method by which interest will be calculated on the Notes. If the Callholder so requests, each Dealer will include with its Bid a written commitment (satisfactory to the Callholder) that, if such Dealer's Bid is the Selected Bid (as defined below), it will purchase the Notes from the Callholder on the Coupon Reset Date at the Purchase Price.

               (3) The purchase price to be paid by any Dealer for the Notes (the "Purchase Price") shall be equal to (a) the principal amount of the Notes plus (b) a premium (the "Notes Premium") which shall be equal to the excess, if any, of (i) the discounted present value to the Coupon Reset Date of a bond with a Maturity of April 5, 2009 which has an interest rate of 4.602%, semi-annual interest payments on each April 5 and October 5, commencing October 5, 1999, on a principal amount of $500,000,000, and assuming a discount rate equal to the Treasury Rate (as defined below) over
(ii) $500,000,000. "Treasury Rate" means the per annum rate equal to the offer side yield to Maturity of the current on-the-run ten-year United States Treasury Security (the "Ten Year Yield") per Telerate Page 500 (or such other page as may replace Telerate Page 500 on that service for the purpose of displaying the Ten Year Yield) at 11:00 a.m., New York time on the Bid Date (or such other date or time that may be agreed upon by the Company and the Option Calculation Agent) or, if such rate does not appear on Telerate Page 500 (or such other page as may replace Telerate Page 500 on that service for the purpose of displaying the Ten Year Yield) at such time, the rates on GovPx End-of-Day Pricing at 3:00 p.m. on the Bid Date.

               (4) Following receipt of the Bids, the Option Calculation
Agent shall provide written notice to the Company, setting forth (a) the names of each of the Dealers from whom the Option Calculation Agent received Bids by the Bid Deadline, (b) the Bid submitted by each such Dealer and (c) the Purchase Price as determined pursuant to the immediately preceding paragraph
(3). Except as provided below, the Option Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and establish the Coupon Reset Margin (the "Coupon Reset Margin") equal to the interest rate which would amortize the Notes Premium fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid; provided, however, that if the Option Calculation Agent has not received a Bid from any Dealer by the Bid Deadline, the Selected Bid shall be the lowest of all Bids received by such time; and provided, further that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids, or if the Company fails to do so, the Option Calculation Agent shall make such selection (and such selected Bid shall be the Selected Bid).

               (5) Immediately after calculating the Coupon Reset Margin, the Option Calculation Agent shall provide written notice to the Company and the Trustee, setting forth such Coupon Reset Margin and the Selected Bid. The new interest rate on the Notes shall be equal to the Coupon Reset Margin plus the Selected Bid, and the Company shall confirm such new interest rate on the Notes, effective from and including the Coupon Reset Date, by delivery to the Trustee on or before the Coupon Reset Date of an officer's certificate. Effective from and including the Coupon Reset Date, the Interest Payment Dates on the Notes shall be April 5 and October 5 of each year, commencing
October 5, 1999, and at Maturity. Effective from and including the Coupon Reset Date, interest on the Notes will be paid to the persons in whose names the Notes are registered at the close of business on the date 15 days next preceding any Interest Payment Date (whether or not a Business Day).
Effective from and including the Coupon Reset Date, interest will be computed on the basis of a 360-day year of twelve 30-day months.

               (6) the Callholder shall sell the Notes to the Dealer that made the Selected Bid at the Purchase Price, such sale to be settled on the Coupon Reset Date in immediately available funds.

     (B) If the Call Option terminates as described under "Call Option; Put Option -- Termination of the Call Option" above, the Trustee will exercise the Put Option on behalf of the Holders.

Miscellaneous Terms and Conditions

     If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time outstanding, as defined in the Indenture, of each series of Securities to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose at the Corporate Trust Office of the Trustee, or the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     If indicated on the face hereof that this Note is a Global Security, it is exchangeable, in whole but not in part, for Notes registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if
(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note and a successor depositary is not appointed by the Company within 90 days of the receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time after the Coupon Reset Date determines not to have all of the Notes represented by one or more Global Security or Securities. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes of like tenor and terms in definitive form in aggregate principal amount equal to the principal amount of the Global Security; provided, that the Company shall exchange all the Global Securities representing the Notes in such manner. Subject to the foregoing, if this Note is a Global Security it is not exchangeable, except for a Note or Notes of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary. If not indicated on the face hereof that this Note is a Global Security, this Note is exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same, as provided in the Indenture and subject to certain limitations therein set forth.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

     Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

     THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the Dated Date set forth on the face hereof.
                                       ASSOCIATES FIRST CAPITAL CORPORATION
[Seal]

                                    By:  _____________________________
                                            Senior Vice President
Attest:


______________________
Assistant Secretary

          Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

             TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series provided for under the within-mentioned Indenture.

Dated:

                                        THE CHASE MANHATTAN BANK,
                                          as Trustee



                                        By:  _____________________________
                                                       Authorized Officer

                     [FORM OF ASSIGNMENT]

                          ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM -- as tenants in common
     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- ____________ Custodian _______________
                       (Cust)                  (Minor)
under Uniform Gifts to Minors Act _____________________________
                                            (State)
     Additional abbreviations may also be used though not in the above list.
                  ______________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee  ____________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE
_______________________________________________________________

_______________________________________________________________

the within Note of Associates First Capital Corporation and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________  Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ___________________________

                                      _____________________________________

                                      _____________________________________
                                                                    Notice:
The signature to this assignment
must correspond with the name as
written on the face of the within
instrument in every particular,
without alteration or enlargement,
or any change whatever.